CONSENT OF SIBLEY BASIN GROUP GEOLOGICAL CONSULTING SERVICES LTD.

We hereby consent to the incorporation by reference in Cliffs Natural Resources Inc.'s (the "Company") Registration Statement on Form S-3 and related prospectus, and any amendments and supplements thereto (the "Registration Statement"), of any mineralized material estimates and other analyses performed by us in our capacity as an independent consultant to the Company. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading "Experts."

Date: February 7, 2013

Sibley Basin Group Geological Consulting Services Ltd.

Alan Aubut P.Geo

Name:

Title: President

PROFESSIONAL GEOSCIENTIST
ALAN J. AUBUT
PRACTISING MEMBER
1750
ONTARIO

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